Exhibit 4.1

ACCUSTEM SCIENCES, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

This Option Award Agreement (this “Agreement”) is made as of _______ (the “Date of Grant”) by and between Accustem Sciences, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”) in accordance with the terms and conditions of the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1. Grant of Option. As of the Date of Grant, the Company hereby grants to the Participant an option (the “Option”) to purchase Common Shares on the terms and conditions set out in this Agreement. This Agreement is a written compensation contract within the meaning of Rule 701 under the Securities Act and, except to the extent that the Option is granted to an “accredited investor” (as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the Securities Act) (the “Accredited Investor”), the grant of the Option is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

2. In General. The Option shall have the following terms among others set forth in this Agreement:

Vesting Commencement Date:	__________
Number of Common Shares Subject to the Option (“Option Common Shares”):	______________________
Exercise Price per Common Share:	$___
Time Versus Performance Vesting Proportions:

[____% of the Option Common Shares indicated above shall be subject to time-based vesting (the “Time-Based Options”).]

[___% of the Option Common Shares indicated above shall be subject to performance-based vesting (the “Performance Options”).]

Time-Based Vesting Conditions:	[_________]
Performance-Based Vesting:	[_________]
Type of Option	ISO/Nonqualified Stock Option
Expiration Date:	The tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

3. [Vesting. Except as otherwise provided in Section 5, the Participant will become vested in the Time-Based Options and Performance Options pursuant to the terms specified in Section 2 (each applicable date of vesting, a “Vesting Date”)]. The Participant understands and agrees that (a) the receipt of any Common Shares upon exercise of the Option will be dependent upon the Participant or such other holder as applicable, and his or her spouse as applicable, becoming party to any existing stockholders’ agreement (or similar agreements); and (b) the sale of any Common Shares received upon exercise of the Option will be subject to, and must comply with, any trading policy as the Company may have in effect from time to time and all applicable securities laws. If the vesting schedule set forth in Section 2 would produce fractional Common Shares, the number of Option Common Shares that vest shall be rounded down to the nearest whole Common Share.

4. Method of Option Exercise. The vested portion of the Option may be exercised in whole or in part by giving written notice of exercise to the Company substantially in the form attached as Exhibit A specifying the number of Common Shares to be purchased (which may not exceed such vested portion), accompanied by payment in full of the aggregate Exercise Price of the Common Shares so purchased in cash.

5. Forfeiture of Option.

(a). Upon the Participant’s termination of employment with and service to the Company and its Affiliates (“Termination of Service”) for any reason prior to an applicable Vesting Date, such portion of the Option that has not vested as of such Vesting Date shall be immediately terminated and forfeited back to the Company.

(b). With regard to Options that are vested as of the Participant’s Termination of Service, such vested Options will remain exercisable until the earlier to occur of the Expiration Date and the date that is ninety (90) days after such Termination of Service, on which date such vested Options shall expire.

(c). Notwithstanding anything in this Agreement, upon the Participant’s Termination of Service for Cause or breach of any restrictive covenants which are owed to the Company or its Affiliates, all Options (whether vested or unvested as of the Participant’s Termination of Service) shall immediately terminate and be forfeited back to the Company.

(d). Notwithstanding the foregoing provisions of this Section 5, as of the Expiration Date, the Option (whether vested or unvested) shall terminate and be forfeited back to the Company.

6. Withholding. The Option is subject to applicable federal (including FICA), state, and local tax withholding requirements. The exercise of the Option shall be subject to the payment by the Participant to the Company of the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such exercise, or in the alternative the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect thereto up to the maximum statutory tax rates in the applicable jurisdiction(s) of the Participant or such other person. The Company may require forfeiture of any Common Shares for which the Participant does not timely pay the applicable withholding taxes.

7. Non-Transferability. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement with respect to the Option may not at any time be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company. The rights and obligations of the Company hereunder shall extend to any successors or assigns of the Company.

8. Grant Subject to Plan Provisions. The grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Option is subject to the interpretations, regulations, and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification, or listing of the Common Shares; (b) changes in capitalization of the Company; and (c) other requirements of applicable law. Any and all Common Shares issued upon exercise of the Option shall be subject to the Repurchase Option, Drag-along Rights and all other covenants and agreements set forth in the Plan. The Administrator shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. The Participant further agrees to be bound by the determinations and decisions of the Administrator with respect to the Option and the Participant’s rights to benefits under this Agreement and the Plan with respect thereto and agrees that all such determinations and decisions of the Administrator shall be binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant. Notwithstanding the foregoing, any grant awarded to a Foreign Participant under the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the U.K. Sub-Plan.

9. Adjustment of and Changes in Common Shares of the Company. The Option shall be subject to adjustment by the Administrator in connection with a transaction or event as provided for in Section 3 of the Plan and Section 5 of the Plan.

10. No Employment or Other Rights. The grant of the Option hereunder shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time.

11. No Tax Advice. The Participant acknowledges and agrees that the Company has not made any warranties or representations to the Participant with respect to the tax consequences of the grant of the Option hereunder, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences of the grant.

12. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof or of the Plan.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in this Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

15. Section 409A. The parties intend for the Option to be exempt from Section 409A of the Code (“Section 409A”) or, if not so exempt, to be treated in a manner which complies with the requirements of such section, and intend that this Agreement be construed and administered in accordance with such intention. In the event that the parties determine that the terms of this Agreement or the Option needs to be modified in order to comply with Section 409A, the parties shall cooperate reasonably to do so in a manner intended to best preserve the economic benefits of this Agreement. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s termination date (or death, if earlier). For the avoidance of doubt, such Options granted under the Predecessor Plan, modified or converted pursuant to Section 4.4 and 4.5 of the Plan, shall not constitute a modification or extension of the Option under Section 409A.

16. Section 280G. In the event that the benefits provided for in this Agreement or otherwise payable hereunder (a) constitute “parachute payments” within the meaning of Section 280G of the Code; and (b) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the parties hereto will cooperate to ensure that the benefits hereunder will be either (i) delivered in full; or (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the Participant’s receipt on an after-tax basis of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless mutually agreed in writing, any determination required under this section shall be made at no expense to Participant in writing by the Company’s independent public accountants, whose determination shall be conclusive and binding.

17. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its principal executive offices or at such other address as to which the Company shall have notified Participant in writing, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company or its respective Affiliate, or to such other address as the Participant may designate to the Company. Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

18. Entire Agreement. This Agreement and the other agreements contemplated herein constitute the entire agreement between the parties concerning the subject matter hereof. This Agreement supersedes and preempts any prior agreement or other understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

19. Amendments. Except as expressly provided in this Agreement, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The execution of any amendment to this Agreement by all parties hereto shall establish that such execution was made in accordance with any applicable requirements for approval.

20. Jurisdiction. The parties agree that any action or proceeding brought or initiated in respect of this Agreement must be brought or initiated in the state and/or federal courts serving Delaware, and each of the undersigned consents to the exclusive exercise of subject matter and personal jurisdiction and the placement of venue in either of such courts, in any such action or proceeding, and further consents that service of process may be effected in any such action or proceeding in the manner provided by Delaware law.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email of a PDF file containing a copy of an executed agreement, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement as a defense to the formation or enforceability of this Agreement or any such agreement or instrument, and each such party forever waives any such defense.

22. Interpretation. Both the Company and Participant contributed to the drafting of this Agreement. As such, it is the intention of the parties hereto that no provision of this Agreement should be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured, dictated or required such provision.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the Date of Grant.

ACCUSTEM SCIENCES, INC.

By:
Name:
Title:

I hereby accept the award of the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Name:

[Signature Page to Amended and Restated Stock Option Plan]

EXHIBIT A

NOTICE OF EXERCISE

Date:	___________________________

Holder Name:	___________________________
Address:	___________________________

To	Accustem Sciences, Inc. (the “Company”)
Attention:	___________________________
Address:	___________________________

1.	I was granted an option (the “Option”) to purchase Common Shares of the Company (“Common Shares”) pursuant to the Company’s Amended and Restated Stock Option Plan (the “Plan”) and my Option award agreement (the “Award Agreement”) as follows:

(a)	Date of Grant: ____________
(b)	Number of Common Shares: ____________
(c)	Exercise Price per Common Share: $___________

2.	I hereby elect to exercise the Option to purchase the following number of Common Shares:

(a)	Total number of Common Shares purchased hereby: ____________ (“Acquired Common Shares”)
(b)	Total Exercise Price
(Total Common Shares X Exercise Price per Common Share): $___________

3.	Payment method. _______________.

4.	Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company in connection with exercise of the Option.

5.	Binding Effect. I agree that the Common Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Award Agreement and the Plan, to which I hereby expressly assent. This agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns. All terms used but not defined herein shall have the meaning set forth in the Award Agreement (or the Plan, if not otherwise defined in the Award Agreement).

Very truly yours,

______________________________
[____________]

Receipt of the above is hereby acknowledged.

Accustem Sciences, Inc.

By:
Name:
Title: